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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 6, 2020 relating to the financial statements of GasLog Ltd. (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP
London, United Kingdom

July 10, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm